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                                                                     Exhibit 5.1

                         [LONG ALDRIDGE & NORMAN LLP]

                              September 17, 2001

AGL Resources Inc.
817 West Peachtree Street, N.W.
Atlanta, Georgia  30308

     Re: Registration Statement on Form S-3 of AGL Resources Inc., AGL Capital Corporation and AGL Capital Trust III

Ladies and Gentlemen:

     We have acted as counsel to AGL Resources Inc., a Georgia corporation ("AGL Resources"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") which is being filed with the Securities and Exchange Commission (the "Commission"), by AGL Resources, AGL Capital Corporation ("AGL Capital") and AGL Capital Trust III (the "Trust"). Pursuant to the Registration Statement, AGL Resources, AGL Capital and the Trust intend to register under the Securities Act of 1933, as amended, up to $750,000,000 aggregate offering price of (1) one or more series of debt securities, which may be issued by AGL Capital (the "Debt Securities"), pursuant to an Indenture dated as of February 20, 2001 by and among AGL Resources, AGL Capital and The Bank of New York, as trustee (the "Debt Securities Indenture"), (2) Common Stock, which may be issued by AGL Resources, (3) Trust Preferred Securities, which may be issued by the Trust pursuant to an Amended and Restated Trust Agreement, by and among AGL Capital, as sponsor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein (the "Trust Agreement"), (4) _____% Junior Subordinated Deferrable Interest Debentures, which may be issued by AGL Capital (the "Debentures"), pursuant to an Indenture by and among AGL Resources, AGL Capital and The Bank of New York, as trustee (the "Debenture Indenture"), (5) AGL Resources' Guarantee with respect to the Trust Preferred Securities (the "Trust Preferred Securities Guarantee") (6) AGL Resources' Guarantee with respect to the Debentures, pursuant to the Trust Preferred Indenture (the "Debenture Guarantee"), and (7) AGL Resources' Guarantee with respect to the Debt Securities, pursuant to the Debt Securities Indenture (the "Debt Securities Guarantee" and collectively, with the Trust Preferred Securities Guarantee and the Debenture Guarantee, the "Guarantees").

     Our Opinions (as defined below) are furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, may be relied upon only in connection with the Registration Statement and may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.
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AGL Resources Inc.
September 17, 2001
Page 2
____________________

     The only opinions rendered consist of the matters set forth in numbered paragraphs 1 and 2 below (individually, an "Opinion," and collectively, our "Opinions"), and no opinion is implied or to be inferred beyond such matters. Additionally, our Opinions are based on and subject to the qualifications, limitations and exceptions set forth in this letter.

     In rendering our Opinions, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinions hereinafter set forth, including:
(i) the Registration Statement; (ii) the Debt Securities Indenture; (iii) a form of Debenture Indenture, (iv) a form of Trust Agreement, (v) a form of Trust Preferred Securities Guarantee, (vi) the Articles of Incorporation and Bylaws of AGL Resources, and (vii) minutes of proceedings of the Board of Directors of AGL Resources. In making all of our examinations, we assumed the competency and legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We also have assumed the due execution and delivery of all documents by any persons or entities other than AGL Resources where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to all questions of fact that are material to our Opinions, we have assumed the factual accuracy of and relied upon the factual statements set forth in a certificate of an officer of AGL Resources and certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     The members of this firm are admitted to the bar of the State of Georgia and are duly qualified to practice law in that state. Our Opinions are limited to the laws of the State of Georgia and applicable federal laws that are in effect on the date of this letter and that, in our professional judgment, are normally applicable to transactions of the type contemplated herein. We express no opinion with regard to any matter which may be governed by the laws of any other jurisdiction. We note that the governing law provision in the Trust Preferred Indenture, Debt Securities Indenture and Trust Preferred Securities Guarantee provides that such agreements are to be governed by the laws of the State of New York. We express no opinion as to whether any court of any jurisdiction will give effect to the governing law provisions set forth in the Trust Preferred Indenture, Debt Securities Indenture or Trust Preferred Securities Guarantee but have assumed, with your permission, hypothetically for purposes of our Opinions, that if AGL Resources is brought before a proper court in the State of Georgia to enforce rights under the Trust Preferred Indenture, Debt Securities Indenture or Trust Preferred Securities Guarantee, such court will apply the substantive laws of the State of Georgia, notwithstanding the governing law provisions contained in the Trust Preferred Indenture, Debt Securities Indenture and Trust Preferred Securities Guarantee. The Opinions hereinafter set forth are based upon pertinent laws and facts in existence as of the date hereof and we expressly disclaim any obligation to advise you of any changes to such pertinent laws or facts that may hereafter come to our attention.
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AGL Resources Inc.
September 17, 2001
Page 3
____________________

     Based upon and subject to the foregoing, and assuming (a) that the Board of Directors of AGL Resources or a committee thereof duly authorizes by proper corporate action the terms and issuance of the Guarantees, (b) the qualification of the Debenture Indenture, Trust Preferred Securities Guarantee and Trust Agreement under the Trust Indenture Act of 1939, as amended, (c) the due execution, authentication, issuance and delivery of the Debt Securities and Debentures by AGL Capital Corporation upon payment of the consideration therefor as provided in the applicable purchase, underwriting or similar agreements duly approved by the requisite corporate action by AGL Resources and AGL Capital Corporation and otherwise in accordance with the provisions of the Debt Securities Indenture and Debenture Indenture, (d) the due authorization, execution, issuance and delivery of the Trust Preferred Securities by the Trust,
(e) the due authorization, execution and delivery of the Debenture Indenture by AGL Resources, AGL Capital and The Bank of New York, as trustee, and (f) the due issuance of the Guarantees, we are of the Opinion that:

          (1) The Guarantees will constitute valid and binding obligations of AGL Resources, except that the enforceability of AGL Resources obligations may be limited by (a) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, or other laws or judicial decisions now or hereafter in effect relating to or affecting rights and remedies of creditors; (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and matters of public policy; and (c) an implied covenant of good faith and fair dealing and potential unenforceability of certain contractual provisions.

          (2) Upon the issuance and sale of the Common Stock in accordance with resolutions to be adopted by AGL Resources and the receipt by AGL Resources of the full purchase price established therefor, the Common Stock will be duly authorized, validly issued, fully-paid and nonassessible.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" set forth in the Prospectus forming a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Long Aldridge & Norman LLP
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                                    Long Aldridge & Norman LLP